EXHIBIT 99.1

StellarOne Corporation Reports Fourth Quarter Results

Earnings of $0.10 Per Share Driven by Revenue Growth and Continuing Improvement in Asset Quality

CHARLOTTESVILLE, Va., Jan. 26, 2011 (GLOBE NEWSWIRE) -- StellarOne Corporation (Nasdaq:STEL) (StellarOne) today reported fourth quarter 2010 earnings of $2.8 million and net income available to common shareholders, which deducts from net income the dividends and discount accretion on preferred stock, of $2.4 million or $0.10 net income per diluted common share. Those results compare to net income available to common shareholders of $80 thousand or $0.00 income per diluted common share during the same quarter in the prior year. For the year, StellarOne earnings available to common shareholders were $7.9 million or $0.35 per common share, compared to a loss of $10.4 million or $0.46 per diluted common share in 2009.

"We are pleased with the continued improvement in our credit quality and earnings results, and believe our company is positioned well to see continued improvement in 2011," said O. R. Barham, Jr., President and Chief Executive Officer. "Loan activity is encouraging and there are certainly signs of an improving economy. High on our list of initiatives for 2011 will be to address repayment of our preferred stock associated with the Troubled Asset Relief Program (TARP). While there are many reasons for this, the single largest consideration is to regain the ability to increase dividends to our common shareholders as conditions improve and earnings will support."

Fourth quarter 2010 notable items include:

  Net interest income increased $1.2 million for the quarter, as the net interest margin expanded twenty-four basis points on a sequential quarter basis.
  Non-performing asset levels decreased $7.8 million on a sequential basis, lowering the ratio of non-performing assets as a percentage of total assets to 1.85% as of December 31, 2010, compared to 2.13% as of September 30, 2010.
  The accelerated resolution of problem credits resulted in higher charge-offs for the quarter, with annualized net charge-offs as a percentage of average loans outstanding of 1.43% for the fourth quarter of 2010, compared to 0.94% for the third quarter of 2010.
  Noninterest income on an operating basis decreased 10.8% due to increased write-downs of foreclosed assets and lower fee income from retail banking, while elevated mortgage banking revenues continue to be offset somewhat by losses from mortgage indemnifications. Approximately 80% of current mortgage indemnification claims were settled during the quarter.
  Pre-tax, pre-provision earnings amounted to $8.6 million for the fourth quarter of 2010, an increase of $515 thousand or 6.4% compared to the third quarter of 2010, and an increase of $5.1 million or greater than 100% when compared to the same period in the prior year.

Net Interest Margin Expands for Fifth Consecutive Quarter

Net interest income on a tax-equivalent basis amounted to $25.4 million for the fourth quarter of 2010, which compares to $24.2 million for the third quarter of 2010, and $23.5 million for the same period in the prior year. The net interest margin was 3.87% for the fourth quarter of 2010, compared to 3.63% for the third quarter of 2010, and 3.45% for the fourth quarter of 2009. The average yield on earning assets for the current quarter increased 9 basis points to 4.93% as compared to 4.84% for the third quarter of 2010, which was complemented by a 17 basis point improvement in the cost of interest-bearing liabilities, moving from 1.43% during the third quarter of 2010 to 1.26% during the fourth quarter of 2010. The re-pricing sensitivity of interest-bearing liabilities outpaced interest earning assets during the fourth quarter as approximately $199.2 million or 22.4% of the CD portfolio re-priced resulting in a decrease of 21 basis points and 29 basis points for time deposits less than $100 thousand and greater than $100 thousand, respectively. Additionally, the cost of funds associated with FHLB advances decreased 17 basis points as three higher priced advances matured near the end of the prior quarter and the cost of money market accounts was reduced sequentially by 12 basis points.

Operating Noninterest Income Decreases Sequentially

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total noninterest income amounted to $7.1 million for the fourth quarter of 2010, down $863 thousand or 10.8% on a sequential basis compared to $8.0 million for the third quarter of 2010, and up $1.0 million or 16.9% from $6.1 million for the same period in the prior year. The sequential quarter decrease on a consolidated basis is largely attributable to a $670 thousand increase in write-downs of foreclosed assets and a $225 thousand contraction in retail banking fees. The increase on a company-wide basis compared to the same period in the prior year was driven by a combination of a $635 thousand increase in mortgage banking fees, $325 thousand decrease in write-downs of foreclosed assets, $275 thousand increase in other operating revenues associated with pass through investments, and a $99 thousand increase in wealth management related revenues that was partially offset by a $315 thousand contraction in retail banking fees.

Mortgage banking revenue totaled $2.8 million for the fourth quarter of 2010, up $167 thousand or 6.4% compared to $2.6 million for the third quarter of 2010, and up $762 thousand or 38.0% when compared to the same quarter in 2009. The mortgage revenue increase for the fourth quarter was offset by $854 thousand in indemnification losses recognized. Approximately $504 thousand of the current quarter expense was associated with a settlement totaling $1.45 million, which extinguished all outstanding and potential mortgage repurchase and make-whole claims arising out of alleged representations and warranties breaches related to loans sold by StellarOne or its legacy companies to a primary investor prior to January 1, 2009. This settlement resolved approximately 80% of current claims outstanding with all investors and is anticipated to mitigate future off-balance sheet risk associated with repurchase and indemnifications. The business segment remained modestly profitable for both the quarter and the year despite the impact of indemnifications.

Retail banking fee income amounted to $3.9 million for the fourth quarter of 2010, a decrease of $226 thousand or 5.5% compared to $4.1 million for the third quarter of 2010. This sequential quarter decrease was attributable to a decrease of $198 thousand in consumer NSF and interchange fee income, which resulted from implementing the modifications to Regulation E that became effective during the previous quarter.

Wealth management revenues from trust and brokerage fees for the fourth quarter of 2010 were $1.2 million or up $21 thousand or 1.8% when compared to the $1.1 million realized during the third quarter of 2010, and up $99 thousand or 9.4% when compared to the fourth quarter of 2009. Higher fee realizations attributed to the revenue increase. Fiduciary assets increased sequentially to $489.7 million, compared to $457.9 million at September 30, 2010. This business segment was profitable for both the current quarter and the year.

Non-performing Asset Levels Continue Positive Trend

StellarOne's non-performing assets totaled $54.4 million at December 31, 2010, down $7.7 million or 12.4% from $62.1 million at September 30, 2010 and down $10.3 million or 15.9% compared to $64.7 million at December 31, 2009. The ratio of non-performing assets as a percentage of total assets decreased sequentially to 1.85% as of December 31, 2010, compared to 2.13% at both September 30, 2010 and December 31, 2009. Non-performing loans totaled $43.0 million at December 31, 2010, down $8.1 million or 15.9% when compared to $51.1 million at September 30, 2010 and down $16.3 million or 27.5% compared to $59.3 million at December 31, 2009. Foreclosed assets totaled $10.9 million, up $359 thousand or 3.4% compared to $10.5 million at September 30, 2010 and up $6.4 million or greater than 100% compared to December 31, 2009. Past due and matured loans between 30 and 89 days totaled $52.8 million at December 31, 2010, up $3.5 million or 7.1% compared to $49.3 million at September 30, 2010.

Annualized net charge-offs as a percentage of average loans receivable amounted to 1.43% for the fourth quarter of 2010, up compared to 0.78% for the full-year 2009 results and up sequentially from 0.94% for the third quarter of 2010. Net charge-offs for the fourth quarter of 2010 totaled $7.6 million, up $2.63 million compared to the $5.1 million realized during the third quarter of 2010 and up $3.3 million when compared to $4.4 million during the fourth quarter of 2009.

The mix of non-performing loans continues to be weighted to the residential development and construction loan segment of our portfolio. Of the total nonaccrual loans of $43.0 million at December 31, 2010, approximately $15.4 million are residential development and construction loans.

StellarOne recorded a provision for loan losses of $5.3 million for the fourth quarter of 2010, an increase of $1.8 million compared both sequentially and to the same period in the prior year. The fourth quarter 2010 provision compares to net charge-offs of $7.6 million, resulting in an allowance as a percentage of total loans of 1.79%, down thirteen basis points when compared to 1.92% as of September 30, 2010. Specific reserves within the allowance dropped $2.2 million from third quarter 2010 to fourth quarter due to the resolution of problem loans and related charge-offs taken during the current quarter. This resulted in a decrease to the allowance as a percentage of total loans while the coverage of non-performing loans increased. The allowance represents 87.6% of non-performing loans at December 31, 2010, up 9.3% when compared to 78.3% at September 30, 2010.

Efficiency Ratio Decreases Sequentially

StellarOne's efficiency ratio was 71.5% for the fourth quarter of 2010, compared to 81.3% for the fourth quarter of 2009 and 71.8% for the third quarter of 2010. The sequential quarter stability in the efficiency ratio reflects a slight increase in both noninterest expense and total revenue. Noninterest expense for the fourth quarter amounted to $24.0 million, up $291 thousand or 1.2% when compared to $23.7 million for the third quarter of 2010 and down $822 thousand or 3.3% when compared to the fourth quarter in 2009. The sequential increase was driven by increases of $116 thousand in compensation and employee benefits associated with higher mortgage production levels, $174 thousand in net occupancy costs related to more maintenance and repairs, and $143 thousand in supplies and equipment. These increases were offset by decreases in professional fees and FDIC insurance expense of $126 thousand and $147 thousand, respectively.

Capital Levels Remain Robust

StellarOne's risk-based capital ratios remain well above regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 9.79% at December 31, 2010 compared to 9.96% at September 30, 2010. Tier 1 risk-based and total risk-based capital ratios were 14.19% and 15.44%, respectively, at December 31, 2010 compared to 14.49% and 15.74% at September 30, 2010. Excluding the $30 million in preferred stock issued in connection with participation in the TARP program, StellarOne's Tier 1 risk-based common ratio was 12.83% compared to 13.19% at September 30, 2010. Shareholders' equity, excluding the preferred stock, represented 13.48% of total assets at December 31, 2010, while book value per common share was $17.43 per share.

Loan Activity Improves While Balance Sheet Remains Stable

Period end loans increased $16.1 million as compared to the third quarter, while average loans for the fourth quarter of 2010 were $2.13 billion, down approximately 0.7% when compared to $2.14 billion for the third quarter of 2010. Average securities were $367.1 million for the fourth quarter, down $30.8 million or 7.7% from $397.9 million for the third quarter of 2010. Average deposits for the fourth quarter of 2010 were $2.38 billion or flat on a sequential quarter basis. Average interest-bearing deposits decreased sequentially by approximately $7.9 million, while average non-interest-bearing deposits increased approximately $10.2 million. At December 31, 2010, total assets were $2.94 billion, compared to $2.92 billion at September 30, 2010. Cash and cash equivalents were $139.9 million at December 31, 2010, an increase of $31.0 million or 28.5% compared to $108.9 million at September 30, 2010.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. StellarOne's sole banking affiliate, StellarOne Bank, operates 56 full-service financial centers, one loan production office, and a suite of ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne's fourth quarter 2010 earnings conference call at 11:00 a.m. (ET) today, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 2:00 p.m. (ET) on Wednesday, January 26, 2011 through 11:59 p.m. (ET) on Wednesday, February 2, 2011, by dialing toll free (800) 642-1687 and using passcode #38005629.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing noninterest expense less amortization of intangibles, foreclosed property expense, and goodwill impairments as a percent of the sum of net interest income on a tax equivalent basis and noninterest income excluding only gains on securities. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible because other companies may calculate them differently. It also refers to operating earnings, which reflects net income adjusted for nonrecurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Pre-tax, pre-provision earnings, which adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity and Tier 1 common equity ratios are used by management to assess the quality of capital, and management believes that investors may find them useful in their analysis of the company. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets, and (viii) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

SELECTED FINANCIAL DATA (UNAUDITED)
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended December		Twelve Months Ended December
	2010	2009	2010	2009
Interest income - taxable equivalent	$ 32,373	$ 34,740	$ 130,471	$ 142,243
Interest expense	6,950	11,200	33,912	50,642
Net interest income - taxable equivalent	25,423	23,540	96,559	91,601
Less: taxable equivalent adjustment	663	641	2,549	2,404
Net interest income	24,760	22,899	94,010	89,197
Provision for loan and lease losses	5,300	3,500	22,850	37,800
Net interest income after provision for loan and lease losses	19,460	19,399	71,160	51,397
Noninterest income	7,827	5,451	33,269	26,140
Noninterest expense	23,956	24,778	92,959	93,661
Income tax expense (benefit)	502	(474)	1,705	(7,594)
Net income (loss)	2,829	546	9,765	(8,530)
Dividends and accretion on preferred stock	(378)	(378)	(1,500)	(1,500)
Accretion of preferred stock discount	(94)	(88)	(365)	(334)
Net income (loss) available to common shareholders	$ 2,357	$ 80	$ 7,900	$ (10,364)

Earnings (Loss) per share available to common shareholders
Basic	$ 0.10	$ 0.00	$ 0.35	$ (0.46)
Diluted	$ 0.10	$ 0.00	$ 0.35	$ (0.46)

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended December		Twelve Months Ended December
	2010	2009	2010	2009
Total loans	$ 2,129,457	$ 2,246,934	$ 2,161,387	$ 2,270,754
Total securities	367,079	350,171	375,928	333,737
Total earning assets	2,604,363	2,707,923	2,644,417	2,707,714
Total assets	2,946,014	3,029,485	2,976,744	3,031,637
Total deposits	2,378,594	2,413,767	2,386,730	2,394,933
Shareholders' equity	428,478	422,788	425,638	428,373

PERFORMANCE RATIOS	Three Months Ended December		Twelve Months Ended December
	2010	2009	2010	2009
Return on average assets	0.38%	0.07%	0.33%	-0.28%
Return on average equity	2.62%	0.52%	2.29%	-1.99%
Return on average realized equity (A)	2.66%	0.52%	2.33%	-2.01%
Net interest margin (taxable equivalent)	3.87%	3.45%	3.65%	3.38%
Efficiency (taxable equivalent) (B)	71.47%	81.28%	70.47%	76.79%

CAPITAL MANAGEMENT	December 31,
	2010	2009

Tier 1 risk-based capital ratio	14.19%	13.21%
Tangible equity ratio	10.85%	10.26%
Tangible common equity ratio	9.79%	9.23%
Period end shares issued and outstanding	22,748,062	22,661,125
Book value per common share	17.43	17.24
Tangible book value per common share	12.14	11.86

	Three Months Ended December		Twelve Months Ended December
	2010	2009	2010	2009
Shares issued	--	--	86,937	56,062
Average common shares issued and outstanding	22,747,546	22,661,125	22,721,246	22,644,931
Average diluted common shares issued and outstanding	22,816,864	22,700,405	22,779,584	22,692,423
Cash dividends paid per common share	$ 0.04	$ 0.04	$ 0.16	$ 0.28

SUMMARY ENDING BALANCE SHEET	December 31,
	2010	2009
Total loans	$ 2,098,896	$ 2,185,538
Total securities	381,231	378,961
Total earning assets	2,637,179	2,710,439
Total assets	2,940,442	3,033,101
Total deposits	2,386,102	2,436,120
Shareholders' equity	426,437	420,785

OTHER DATA
End of period full time equivalent employees	838	827

NOTES:
(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B) Computed by dividing non-interest expense less amortization of intangibles, foreclosed asset expense and goodwill impairments by the sum of net interest income on a fully tax equivalent basis and non-interest income excluding only gains on securities. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.
(C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended December			Twelve Months Ended December
	2010	2009		2010	2009
Allowance for loan losses:
Beginning of period	$ 39,973	$ 41,040		$ 40,172	$ 30,464
Provision for loan losses	5,300	3,500		22,850	37,800
Charge-offs	(8,192)	(5,151)		(27,577)	(30,947)
Recoveries	568	783		2,204	2,855
Net charge-offs	(7,624)	(4,368)		(25,373)	(28,092)

End of period	$ 37,649	$ 40,172		$ 37,649	$ 40,172

Accruing Troubled Debt Restructurings	$ 33,267	$ 20,680

Loans greater than 90 days past due still accruing	$ --	$ 1,511

		December 31,
		2010	2009
Non accrual loans		$ 37,534	$ 56,624
Non accrual TDR's		5,426	2,678
Total non-performing loans		42,960	59,302
Loans held for sale		514	936
Foreclosed assets		10,894	4,505
Total non-performing assets		$ 54,368	$ 64,743
Nonperforming assets as a % of total assets		1.85%	2.13%
Nonperforming assets as a % of loans plus foreclosed assets		2.58%	2.96%
Allowance for loan losses as a % of total loans		1.79%	1.84%
Net charge-offs as a % of average loans outstanding - 3 months		1.43%	0.78%
Net charge-offs as a % of average loans outstanding - 12 months		1.17%	1.24%

	December 31, 2010
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Commercial:
Commercial & industrial	$ 176,411	$ 4,277	2.42%
Agriculture	723	--	N/A
Total commercial	177,134	4,277	2.41%

Commercial real estate:
Construction, land development & vacant land	180,502	15,443	8.56%
Non-owner occupied	401,177	3,576	0.89%
Owner occupied	356,769	2,840	0.80%
Farmland	17,561	1,341	7.64%
Total commercial real estate	956,009	23,200	2.43%

Consumer	28,545	--	0.00%

Residential real estate:
Residential	560,544	13,941	1.69%
Multi-family	103,642	303	0.29%
Home equity lines	264,944	1,213	0.46%
Total residential	929,130	15,457	1.66%

All other loans	8,078	26	N/A

Total loans	$ 2,098,896	$ 42,960	2.05%

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands, except per share data)

SELECTED BALANCE SHEET DATA	12/31/2010	12/31/2009	Percent Increase (Decrease)

Assets
Cash and cash equivalents	$ 139,886	$ 152,926	-8.53%

Securities:
Securities available for sale	381,231	378,514	0.72%
Securities held to maturity	--	447	-100.00%
Total securities	381,231	378,961	0.60%

Mortgage loans held for sale	51,722	44,165	17.11%

Loans:
Real estate - construction	255,198	296,489	-13.93%
Real estate - 1-4 family residential	768,353	785,385	-2.17%
Real estate - commercial and multifamily	861,588	845,561	1.90%
Commercial, financial and agricultural	177,134	211,903	-16.41%
Consumer loans	28,545	39,173	-27.13%
All other loans	8,078	7,027	14.96%
Total loans	2,098,896	2,185,538	-3.96%
Deferred loan costs	588	969	-39.32%
Allowance for loan losses	(37,649)	(40,172)	-6.28%
Net loans	2,061,835	2,146,335	-3.94%

Premises and equipment, net	79,033	83,546	-5.40%
Core deposit intangibles, net	6,662	8,408	-20.77%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	31,116	30,196	3.05%
Foreclosed assets	10,894	4,505	141.82%
Other assets	64,411	70,407	-8.52%

Total assets	2,940,442	3,033,101	-3.05%

Liabilities
Deposits:
Noninterest bearing deposits	322,924	302,009	6.93%
Money market & interest checking	989,426	961,857	2.87%
Savings	255,215	197,763	29.05%
CD's and other time deposits	818,537	974,491	-16.00%
Total deposits	2,386,102	2,436,120	-2.05%

Federal funds purchased and securities sold under agreements to repurchase	987	783	26.05%
Federal Home Loan Bank advances	85,000	130,000	-34.62%
Subordinated debt	32,991	32,991	0.00%
Other liabilities	8,925	12,422	-28.15%

Total liabilities	2,514,005	2,612,316	-3.76%

Stockholders' equity
Preferred stock	28,763	28,398	1.29%
Common stock	22,748	22,661	0.38%
Additional paid-in capital	270,047	268,965	0.40%
Retained earnings	101,188	96,947	4.37%
Accumulated other comprehensive income, net	3,691	3,814	-3.22%

Total stockholders' equity	426,437	420,785	1.34%

Total liabilities and stockholders' equity	$ 2,940,442	$ 3,033,101	-3.05%

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands)
			Percent
	For the Three Months Ended		Increase
	12/31/2010	12/31/2009	(Decrease)
Interest Income
Loans, including fees	$ 28,666	$ 30,697	-6.62%
Federal funds sold and deposits in other banks	58	51	13.73%
Investment securities:
Taxable	1,844	2,228	-17.24%
Tax-exempt	1,142	1,075	6.23%
Dividends	--	48	-100.00%
Total interest income	31,710	34,099	-7.01%

Interest Expense
Deposits	5,990	9,615	-37.70%
Federal funds purchased and securities sold under agreements to repurchase	8	5	60.00%
Federal Home Loan Bank advances and other borrowings	687	1,315	-47.76%
Subordinated debt	265	265	0.00%

Total interest expense	6,950	11,200	-37.95%

Net interest income	24,760	22,899	8.13%
Provision for loan losses	5,300	3,500	51.43%
Net interest income after provision for loan losses	19,460	19,399	0.31%

Noninterest Income
Retail banking fees	3,899	4,214	-7.48%
Commissions and fees from fiduciary activities	768	722	6.37%
Brokerage fee income	389	336	15.77%
Mortgage banking-related fees	2,769	2,007	37.97%
Losses on mortgage indemnifications and repurchases	(854)	(867)	-1.50%
Gains on sale of premises and equipment	172	30	>100%
Impairments of securities available for sale	(58)	(655)	-91.15%
Gains on securities available for sale	612	1	>100%
Losses / impairments on foreclosed assets	(688)	(1,013)	-32.08%
Income from bank owned life insurance	324	330	-1.82%
Other operating income	494	346	42.77%
Total noninterest income	7,827	5,451	43.59%

Noninterest Expense
Compensation and employee benefits	11,803	12,175	-3.06%
Net occupancy	2,170	2,203	-1.50%
Supplies and equipment	2,106	2,261	-6.86%
Amortization-intangible assets	413	425	-2.82%
Marketing	360	362	-0.55%
State franchise taxes	554	574	-3.48%
FDIC insurance	1,470	957	53.61%
Data processing	657	573	14.66%
Professional fees	530	1,254	-57.74%
Telecommunications	430	461	-6.72%
Other operating expenses	3,463	3,533	-1.98%
Total noninterest expense	23,956	24,778	-3.32%

Income before income taxes	3,331	72	>100%
Income tax expense (benefit)	502	(474)	>100%
Net income	$ 2,829	$ 546	>100%

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands)
			Percent
	For the Twelve Months Ended		Increase
	12/31/2010	12/31/2009	(Decrease)
Interest Income
Loans, including fees	$ 114,828	$ 125,837	-8.75%
Federal funds sold and deposits in other banks	251	209	20.10%
Investment securities:
Taxable	8,408	9,491	-11.41%
Tax-exempt	4,368	4,008	8.98%
Dividends	67	164	-59.15%
Total interest income	127,922	139,709	-8.44%

Interest Expense
Deposits	28,943	43,483	-33.44%
Federal funds purchased and securities sold under agreements to repurchase	29	16	81.25%
Federal Home Loan Bank advances and other borrowings	3,866	5,756	-32.84%
Subordinated debt	1,074	1,257	-14.56%

Total interest expense	33,912	50,512	-32.86%

Net interest income	94,010	89,197	5.40%
Provision for loan losses	22,850	37,800	-39.55%
Net interest income after provision for loan losses	71,160	51,397	38.45%

Noninterest Income
Retail banking fees	16,237	16,367	-0.79%
Commissions and fees from fiduciary activities	3,264	2,960	10.27%
Brokerage fee income	1,492	1,203	24.02%
Mortgage banking-related fees	9,388	7,382	27.17%
Losses on mortgage indemnifications and repurchases	(2,265)	(1,098)	>100%
Gain on sale of financial center	748	--	>100%
Gains (losses) on sale of premises and equipment	199	(76)	>100%
Impairments of securities available for sale	(110)	(2,525)	-95.64%
Gains on securities available for sale	1,268	45	>100%
Losses / impairments on foreclosed assets	(1,147)	(1,810)	-36.63%
Income from bank owned life insurance	1,296	1,292	0.31%
Other operating income	2,899	2,400	20.79%
Total noninterest income	33,269	26,140	27.27%

Noninterest Expense
Compensation and employee benefits	45,898	44,564	2.99%
Net occupancy	8,389	8,578	-2.20%
Supplies and equipment	8,401	8,735	-3.82%
Amortization-intangible assets	1,651	1,730	-4.57%
Marketing	1,146	1,276	-10.19%
State franchise taxes	2,216	2,318	-4.40%
FDIC insurance	5,518	5,309	3.94%
Data processing	2,398	2,466	-2.76%
Professional fees	2,600	2,856	-8.96%
Telecommunications	1,686	1,857	-9.21%
Other operating expenses	13,056	13,972	-6.56%
Total noninterest expense	92,959	93,661	-0.75%

Income (loss) before income taxes	11,470	(16,124)	>100%
Income tax expense (benefit)	1,705	(7,594)	>100%
Net income (loss)	$ 9,765	$ (8,530)	>100%

STELLARONE CORPORATION (Nasdaq:STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Dollars in thousands)

	For the Three Months Ended December 31,
	2010			2009
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net (1)	$ 2,129,457	$ 28,714	5.35%	$ 2,246,934	$ 30,759	5.43%
Investment securities
Taxable	249,848	1,844	2.89%	241,856	2,276	3.68%
Tax exempt (1)	117,231	1,757	5.86%	108,315	1,654	5.98%
Total investments	367,079	3,601	3.84%	350,171	3,930	4.39%

Interest bearing deposits	53,739	29	0.21%	44,411	14	0.12%
Federal funds sold	54,088	29	0.21%	66,407	37	0.22%
	474,906	3,659	3.02%	460,989	3,981	3.38%

Total earning assets	2,604,363	$ 32,373	4.93%	2,707,923	$ 34,740	5.09%

Total nonearning assets	341,651			321,562

Total assets	$ 2,946,014			$ 3,029,485

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$ 552,735	$ 546	0.39%	$ 549,036	$ 1,315	0.95%
Money market	419,603	1,048	0.99%	348,225	1,331	1.52%
Savings	248,643	471	0.75%	197,889	448	0.90%
Time deposits:
Less than $100,000	567,053	2,508	1.75%	673,076	4,228	2.49%
$100,000 and more	275,483	1,417	2.04%	331,951	2,293	2.74%
Total interest-bearing deposits	2,063,517	5,990	1.15%	2,100,177	9,615	1.82%

Federal funds purchased and securities sold under agreements to repurchase	1,026	8	3.05%	637	5	3.18%
Federal Home Loan Bank advances and other borrowings	85,001	687	3.16%	144,837	1,315	3.55%
Subordinated debt	32,991	265	3.14%	32,991	265	3.14%

	119,018	960	3.16%	178,465	1,585	3.48%

Total interest-bearing liabilities	2,182,535	6,950	1.26%	2,278,642	11,200	1.95%

Total noninterest-bearing liabilities	335,001			328,055

Total liabilities	2,517,536			2,606,697
Stockholders' equity	428,478			422,788

Total liabilities and stockholders' equity	$ 2,946,014			$ 3,029,485

Net interest income (tax equivalent)		$ 25,423			$ 23,540
Average interest rate spread			3.67%			3.14%
Interest expense as percentage of average earning assets			1.06%			1.64%
Net interest margin			3.87%			3.45%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (Nasdaq:STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Dollars in thousands)

	For the Twelve Months Ended December 31,
	2010			2009
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net (1)	$ 2,161,387	$ 115,025	5.32%	$ 2,270,754	$ 126,214	5.56%
Investment securities
Taxable	264,632	8,475	3.16%	233,375	9,655	4.08%
Tax exempt (1)	111,296	6,720	5.96%	100,362	6,165	6.06%
Total investments	375,928	15,195	3.99%	333,737	15,820	4.68%

Interest bearing deposits	55,101	124	0.22%	50,066	94	0.19%
Federal funds sold	52,001	127	0.24%	53,157	115	0.21%
	483,030	15,446	3.16%	436,960	16,029	3.62%

Total earning assets	2,644,417	$ 130,471	4.93%	2,707,714	$ 142,243	5.25%

Total nonearning assets	332,327			323,923

Total assets	$ 2,976,744			$ 3,031,637

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$ 560,591	$ 3,363	0.60%	$ 531,627	$ 5,243	0.99%
Money market	400,210	4,579	1.14%	293,211	4,407	1.50%
Savings	227,197	1,844	0.81%	193,127	1,709	0.88%
Time deposits:
Less than $100,000	604,831	12,394	2.05%	735,645	21,540	2.93%
$100,000 and more	290,421	6,763	2.33%	330,277	10,714	3.24%
Total interest-bearing deposits	2,083,250	28,943	1.39%	2,083,887	43,613	2.09%

Federal funds purchased and securities sold under agreements to repurchase	982	29	2.91%	501	16	3.15%
Federal Home Loan Bank advances and other borrowings	113,315	3,866	3.36%	160,904	5,756	3.53%
Subordinated debt	32,991	1,074	3.21%	32,991	1,257	3.76%

	147,288	4,969	3.33%	194,396	7,029	3.57%

Total interest-bearing liabilities	2,230,538	33,912	1.52%	2,278,283	50,642	2.22%

Total noninterest-bearing liabilities	320,568			324,981

Total liabilities	2,551,106			2,603,264
Stockholders' equity	425,638			428,373

Total liabilities and stockholders' equity	$ 2,976,744			$ 3,031,637

Net interest income (tax equivalent)		$ 96,559			$ 91,601
Average interest rate spread			3.42%			3.04%
Interest expense as percentage of average earning assets			1.28%			1.87%
Net interest margin			3.65%			3.38%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (Nasdaq:STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND (UNAUDITED)
(Dollars in thousands, except per share data)

	Quarter Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Interest income	31,710	31,582	32,150	32,481
Interest expense	6,950	8,048	8,932	9,982
Net interest income	24,760	23,534	23,218	22,499
Provision for loan losses	5,300	3,500	7,350	6,700
Total net interest income after provision	19,460	20,034	15,868	15,799
Non interest income	7,827	8,247	8,380	8,814
Non interest expense	23,956	23,665	22,791	22,547
Income before income taxes	3,331	4,616	1,457	2,066
Income tax (benefit) expense	502	1,088	(96)	212
Net income	2,829	3,528	1,553	1,854
Preferred stock dividends	(378)	(378)	(374)	(370)
Accretion of preferred stock discount	(94)	(92)	(91)	(88)
Net income available to common shareholders	2,357	3,058	1,088	1,396
Net income per share
basic	0.10	0.13	0.05	0.06
diluted	0.10	0.13	0.05	0.06

STELLARONE CORPORATION (Nasdaq:STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended December 31, 2010 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 24,525	$ 500	$ --	$ (265)	$ --	$ 24,760
Provision for loan losses	5,300	--	--	--	--	5,300
Noninterest income	5,832	1,832	1,157	82	(1,076)	7,827
Noninterest expense	21,195	2,226	1,030	581	(1,076)	23,955
Provision for income taxes	713	32	38	(280)	--	502
Net income (loss)	$ 3,149	$ 73	$ 90	$ (483)	$ --	$ 2,829

Total Assets	$ 2,870,097	$ 52,788	$ 473	$ 462,991	$ (445,907)	$ 2,940,442
Average Assets	$ 2,877,873	$ 52,439	$ 181	$ 465,865	$ (450,344)	$ 2,946,014

At and for the Three Months Ended December 31, 2009 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 22,620	$ 543	$ --	$ (265)	$ --	$ 22,899
Provision for loan losses	3,500	--	--	--	--	3,500
Noninterest income	4,685	1,096	1,058	(338)	(1,051)	5,451
Noninterest expense	22,722	1,717	993	396	(1,051)	24,778
Provision for income taxes	(105)	(23)	19	(364)	--	(474)
Net income (loss)	$ 1,188	$ (54)	$ 46	$ (634)	$ --	$ 546

Total Assets	$ 2,967,537	$ 47,140	$ 610	$ 457,860	$ (440,045)	$ 3,033,101
Average Assets	$ 2,960,909	$ 49,164	$ 439	$ 420,710	$ (401,737)	$ 3,029,485

At and for the Twelve Months Ended December 31, 2010 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 93,535	$ 1,549	$ --	$ (1,074)	$ --	$ 94,010
Provision for loan losses	22,850	--	--	--	--	22,850
Noninterest income	24,976	7,101	4,757	720	(4,285)	33,269
Noninterest expense	83,442	7,695	3,975	2,132	(4,285)	92,959
Provision for income taxes	2,130	286	234	(945)	--	1,705
Net income (loss)	$ 10,089	$ 669	$ 547	$ (1,540)	$ --	$ 9,765

Average Assets	$ 2,919,816	$ 39,790	$ 174	$ 462,758	$ (445,794)	$ 2,976,744

At and for the Twelve Months Ended December 31, 2009 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 88,665	$ 1,784	$ --	$ (1,252)	$ --	$ 89,197
Provision for loan losses	37,800	--	--	--	--	37,800
Noninterest income	21,569	6,240	4,162	(1,629)	(4,203)	26,140
Noninterest expense	85,949	6,417	3,770	1,728	(4,203)	93,661
Provision for income taxes	(6,505)	482	118	(1,689)	--	(7,594)
Net income (loss)	$ (7,012)	$ 1,126	$ 275	$ (2,919)	$ --	$ (8,530)

Average Assets	$ 2,968,455	$ 41,850	$ 467	$ 426,444	$ (405,580)	$ 3,031,637
CONTACT: Jeffrey W. Farrar, Executive Vice President and CFO
         (434) 964-2217
         jfarrar@stellarone.com